Exhibit 3.2


BY-LAWS OF ALAMCO, INC.
EFFECTIVE MARCH 18, 1996


ARTICLE I
Offices

The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices at other places within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.


ARTICLE II
Stockholders

Section 1. Place of Meetings. Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

Section 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the second Friday of each May or at such other date after the close of the Corporation's fiscal year on such date and at such time as shall be designated by the Board of Directors.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, shall be called by the president at the request in writing of a majority of the Board of Directors, or at the request in writing of the holders of two-thirds of the issued and outstanding capital stock of the Corporation entitled to vote at such a meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 4. Notice of Meetings. Written notice of each meeting of the stockholders, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at the meeting at least ten, but not more than sixty days prior to the meeting. Notice of any meeting shall state in general terms the purpose or purposes for which the meeting is called.

Section 5. Quorum; Adjournments of Meetings.The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of such shares whose holders are so present or so represented may from time to time adjourn the meeting to another time or place until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted there at which might have been transacted at the meeting as originally called.

Section 6. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of the capital stock entitled to vote whose holders are present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock entitled to vote held by such stockholder, but no proxy shall be voted on or after three years from its date, unless the proxy specifically provides for a longer period.

Section 7. Inspectors of Election. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at the the meeting or any adjournment thereof, to receive, canvass, and report the votes cast by the stockholders at such meeting, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

Section 8. Chairman of Meetings. The president of the Corporation shall preside at all meetings of the stockholders. In the absence of the president, a majority of the members of the Board of Directors present at such meeting may appoint any other director or officer to act as chairman of the meeting.

Section 9.  Secretary of the Meetings.  The secretary of the Corporation shall
act as secretary of all meetings of the stockholders.   In the absence of the
secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

Section 10. Stockholder Actions. Any action upon which a vote of stockholders of the Corporation is required or permitted may be taken only at a meeting of stockholders, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Section 11. Nomination of Directors. In addition to the right of the Board of Directors of the Corporation to make nominations for the election of directors, nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Advance written notice of such proposed nomination shall be received by the Secretary of the Corporation by certified mail no later than (i) 90 days prior to the anniversary of the previous year's annual meeting of stockholders, or (ii) with respect to an election to be held at a special meeting of stockholders or at an annual meeting that is held more than 70 days prior to the anniversary of the previous year's annual meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to the stockholders. Each such notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation of employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.


ARTICLE III
Board of Directors

Section 1. Powers. The business of the Corporation shall be managed by its Board of Directors which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 2. Number of Directors. The number of directors which shall constitute the whole Board shall be not less than three nor more than six. The directors shall be elected at the annual meeting of stockholders or at a special meeting of stockholders called for that purpose, and each director elected shall hold office until his/her successor is elected and qualified. Directors need not be stockholders. This Section may be amended to increase or decrease the number of directors constituting the Board of Directors by one (1) within any twelve month period by the affirmative vote of a majority of the whole Board of Directors or by more than one (1) by the affirmative vote of at least two-thirds of the whole Board of Directors.

Section 3. Place of Meetings. Any meeting of the Board of Directors may be held either within or without the State of Delaware.

Section 4. First Meeting. The first meeting of the Board of Directors after the election of directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the stockholders or any adjournment thereof at the place where the annual meeting of the stockholders was held at which such directors were elected, or at such other place as a majority of the directors who are then present shall determine, for the election or appointment of officers and the transaction of such other business as may be brought before such meeting.

Section 5. Regular Meetings. Regular meetings of the Board of Directors, other than the first meeting, may be held without notice of such times and places as the Board of Directors may from time to time determine.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the president and shall be called on the written request of any director. Not less than one day's notice of a special meeting shall be given by the secretary to each director in person, by telephone, by mail, or by telegraph.

Section 7. Organization. Every meeting of the Board of Directors shall be presided over by the president of the Corporation. In the absence of the president, or if the president is not a director, a presiding officer shall be chosen by a majority of the directors present. The secretary of the Corporation shall act as secretary of the meeting. In his/her absence, the presiding officer shall appoint another person to act as secretary of the meeting.

Section 8. Quorum. A majority of the whole Board shall constitute a quorum for the transaction of business, but less than a quorum may from time to time adjourn any meeting to another time or place until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice.

Section 9. Vote. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.

Section 10. Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 11. Conference Call Meeting.      Members of the Board of Directors or
of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 12. Removal of Directors. Any director may be removed by the stockholders only as provided under the Certificate of Incorporation, as amended, and the Delaware Corporation law.

Section 13. Indemnification of Officers and Directors.

      (a) The Corporation shall indemnify each director and officer of the Corporation who was or is a party or a witness or is threatened to be made a party or a witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer or director of the Corporation, or is or was serving at the request of the Corporation as a fiduciary, trustee, custodian, administrator or committeeman of an employee benefit plan established and maintained by the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent now or hereafter permitted by law against all expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

      (b) The Corporation shall pay expenses, including attorneys' fees and disbursements, incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified by the Corporation as authorized by applicable law.

      (c) The Corporation may, as determined by the Board of Directors, indemnify each employee and agent who was or is a party or a witness or is threatened to be made a party of a witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent now or hereafter permitted by law against all expenses (including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding). The Corporation may, as determined by the Board of Directors, pay expenses incurred by employees and agents by reason of their participation in an action, suit or proceeding referred to in this Section 14 (c) in advance of the final disposition of such action, suit or proceeding without receipt of an undertaking to repay the amount so advanced.

      (d) Each director and officer shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other right to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director, officer, fiduciary, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      (e) Any indemnification under this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because such person has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

      (f) The Corporation may purchase and maintain insurance on behalf of each director and officer against any liability asserted against and incurred by such director or officer in any capacity, or arising out of such director's or officer's status as such, whether or not the Corporation would have the power to indemnify such director or officer against such liability under the provisions of this Article.

      (g) The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article III.

      (h) For purposes of this Article, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, fiduciaries, employees or agents, so that any person who is or was a director, officer, fiduciary, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, fiduciary, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.



Section 14. Age Limit of Directors. No person shall be eligible to be elected to a term as a Director of the Corporation if at the commencement of the term the person's age at his or her last birthday was 65 years or over.


ARTICLE IV
Committees

Section 1. Committees. The president may, by resolution passed by a majority of the entire board, designate one or more other committees or directors which to the extent provided in the resolution shall have and may exercise powers and authority of the board in the management of the business and affairs of the Corporation.

Section 2. Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


Article V
Officers


Section 1. General. The Board of Directors shall elect the officers of the Corporation which may include a president, a chief executive officer, a chief or principal financial officer, such number of vice presidents as the Board may determine, a secretary, an assistant secretary and such other officers as in its option are desirable for the conduct of the business of the Corporation. One person may hold more than one office in the Corporation.

Section 2. Powers and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his/her respective office as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors. In the absence of the secretary, or in the event of his/her inability or refusal to act, the assistant secretary may exercise, in addition to his/her other duties, the duties of secretary.

Section 3. Term of Office; Removal and Vacancy. Each officer shall hold his/her office until his/her successor is elected and qualified or until his/her earlier resignation or removal. Officers shall be subject to removal with cause at any time by the affirmative vote of a majority of the whole Board and shall be subject to removal without cause by the affirmative vote of at least two-thirds of the whole Board. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 4. Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the president of the Corporation shall have the full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of the corporation in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership and authority to execute and deliver proxies, waivers, and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.


ARTICLE VI
Capital Stock

Section 1. Certificates of Stock. Certificates for stock of the Corporation shall be in such form and signed by such officers that the Board of Directors may from time to time prescribe. Any of or all of the signatures on a stock certificate, including, without limitation, that or those of any transfer agent
or registrar, may be a facsimile or facsimiles.   In the event any officer,
transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were the officer, transfer agent or registrar at the date of issue.

Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

Section 3. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4. Lost, Stolen or Destroyed Certificates. In case any certificate for stock of the Corporation shall be lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it and/or to its transfer agent and/or registrar, if any, as shall be deemed necessary or advisable by it.


ARTICLE VII
Miscellaneous

Section 1. Corporate Seal. The seal of the Corporation shall be as determined by the Board of Directors.

Section 2. Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change the fiscal year of the Corporation.


ARTICLE VIII
Notices

Section 1. Notice. Whenever, under the provisions of statute or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, such notice may be given in person, by telephone; by telegraph; by telecopy; or in writing, by mail, addressed to such director or stockholder, at his/her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Section 2. Waiver. Whenever any notice is required to be given under the provisions of statute or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


ARTICLE IX
Amendment

Section 1. General. Except as provided in Section 2 below, these By-laws may be amended or repealed, or new By-laws may be adopted by the stockholders, at any meeting of the stockholders or by the Board of Directors at any meeting of the Board or pursuant to Sections 10 and 11 of Article III of these By-laws.

Section 2. Amendments to Certain Sections.The affirmative vote of two-thirds of the whole Board shall be required to amend or repeal Article II, Section 3;
Article II, Section 10; Article II, Section 11; Article III, Section 2; Article V, Section III; and this Section 2, Article IX, of these By-laws.

March 18, 1996


All amendments from 1981 to this date have been incorporated herein.